EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


           We consent to the inclusion, in this Registration Statement of Lafayette Community Bancorp on Form SB-2, of our Report of Independent Auditors, dated March 10, 2000, on the balance sheet of Lafayette Community Bancorp as of December 31, 1999 and the related statements of operations, changes in shareholders' deficit and cash flows for the period of January 29, 1999 (date of inception) to December 31, 1999, and to the reference to us under the heading "Experts" in this Registration Statement.


                                          /S/ CROWE, CHIZEK AND COMPANY, LLP
                                              Crowe, Chizek and Company, LLP



Indianapolis, Indiana
April 6, 2000